SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549


                                                     FORM 8-K


                                                  Current Report
                                          Pursuant to Section 13 or 15(d)
                                     of the Securities Exchange Act of 1934.




                  Date of Report (Date of earliest event reported) June 30, 1999

                                   WESTBURY METALS GROUP, INC.
                     (Exact name of registrant as specified in its charter)

                                                    New York

                                (State or Other Jurisdiction of Incorporation)

                      33-42408-NY                              11-3023099
      (Commission File Number)            (I.R.S. Employer Identification No.)


                           750 Shames Drive, Westbury, New York 11590
                      (Address of principal executive offices)(Zip Code)

                                            (516) 997-8333
                           (Registrant's telephone number, including area code)





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ITEM 2. Acquisition or Disposition of Assets

         On July 16, 1999, the Registrant, through its wholly owned subsidiary, Reliable - West Tech, Inc., a Delaware corporation ("RWT") (formerly known as West Tech, Inc.), purchased substantially all of the assets (excluding cash and accounts receivable) of Reliable Corporation, a Connecticut corporation ("Reliable") pursuant to an Asset Purchase Agreement dated May 5, 1999, as amended by an Amendment dated July 1, 1999, and as modified by an Escrow Agreement dated July 1, 1999. This transaction was effective as of June 30,1999 for accounting purposes. Reliable is a manufacturer of silver semi-fabricated products for the industrial plating industries. RWT will use the purchased assets to continue the business operations of Reliable.

         The purchase price for the assets was $1,915,000. One Million Dollars was paid in cash and the balance was paid with a six year, seven percent self amortizing promissory note in the principal amount of $915,000. The note was secured by a security agreement granting a security interest in the machinery, equipment and the customer list purchased pursuant to this transaction. In addition, RWT paid the sum of $192,578.55 in cash for the purchase of Reliable's metals inventory. The cash portion of the purchase price was funded by a combination of the Registrant's funds and the proceeds of certain financing described in ITEM 5 below.

         As part of this transaction, Rajendra A. Shukla, the President and sole shareholder of Reliable, sold the building and the real property at which Reliable operated its business for $185,000. RWT shall continue to run the business operations from this location. The purchase price was paid with a six year, seven percent self amortizing promissory note from RWT in the principal amount of $185,000. The record owner of the property is Westbury Realty Management, Inc.("Westbury Realty"), a wholly owned subsidiary of the Registrant. The note was secured by the guaranty of Westbury Realty, which guaranty was secured by a first mortgage on the purchased real property.

         At the Closing, RWT entered into a three year employment agreement with Rajendra A. Shukla. Mr. Shukla shall serve as a vice president of RWT and President of its "Reliable" division.
The employment agreement provides for an annual salary of $150,000.


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ITEM 5. Other Events

         On July 13, 1999 RWT, Westbury International, Inc and Westbury Alloys, Inc.,(each, a wholly owned subsidiary of the Registrant) as co-borrowers, closed a financing transaction with BankBoston, N.A. pursuant to which the co-borrowers received a Twelve Million Dollar revolving credit loan, with a Seven Million Dollar sublimit for a consignment facility and a One Million Five Hundred Thousand Dollar credit facility for forward contracts and executed a Loan and Consignment Agreement and a Revolving Credit Promissory Note in the principal amount of $12,000,000. The co-borrowers' obligations are secured by a security interest in the assets of the co-borrowers and the guaranties of the co-borrowers; such obligations are further secured by an Unlimited Guaranty Agreement of the Registrant, which is secured by a first priority security interest in all of its tangible and intangible personal property and by a pledge of the stock of RWT, Westbury International, Inc and Westbury Alloys, Inc.

         On July 15, 1999, the Registrant, RWT, Westbury International, Inc. and Westbury Alloys, Inc., as co-borrowers closed a financing transaction with Alliance Capital Investments Corp.("Alliance"),pursuant to a Loan Agreement dated July 13, 1999, pursuant to which the co-borrowers received a $2,000,000 term loan. and executed a Loan Agreement and a Term Promissory Note in the principal amount of $2,000,000. The co-borrower's obligations are secured by a second priority security interest in the assets of the co-borrowers. As further consideration for the loan, pursuant to an Agreement dated as of July 13,1999 the Registrant granted to Alliance a Warrant for the purchase of 90,000 shares of the Registrant's common stock at an exercise price of $3.00 per share, such Warrant to remain outstanding until July 15, 2009.

ITEM 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired (to be filed by amendment hereto)

         (b)      Pro Forma Financial Information (to be
                  filed by amendment hereto)




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         (c)  Exhibits

                  1.       Copy of Asset Purchase  Agreement  dated as of May 5,
                           1999.

                  2. Copy of Amendment to Asset Purchase Agreement dated July 1, 1999.

                  3. Copy of Escrow Agreement dated July 1, 1999.

                  4.       Copy of $915,000 Promissory Note dated July 1, 1999.

                  5.       Copy of $185,000 Promissory Note dated July 1, 1999.

                  6. Copy of Employment Agreement between Reliable West Tech, Inc and Rajendra A. Shukla dated as of July 1, 1999

                  7.       Copy of Loan and Consignment Agreement with
                      BankBoston, N.A. dated July 13, 1999.

                  8.       Copy of Revolving  Credit  Promissory Note dated July
                           13, 1999.

                  9.       Copy of Unlimited  Guaranty  Agreement dated July 13,
                           1999.

                  10.      Copy  of  Loan   Agreement   with  Alliance   Capital
                           Investment Corp. dated as of July 13, 1999.

                  11.      Copy of $2,000,000  Term  Promissory  Note dated July
                           15, 1999.

                  12. Agreement with Alliance Capital Investment Corp. dated July 13, 1999 with respect to its purchase of Stock Warrants from Registrant.

                  13. Copy of Stock Warrant issued to Alliance Capital Investment Corp. dated as of July 15,1999.


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                                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WESTBURY METALS GROUP, INC.
                   (Registrant)



By:
    Mandel Sherman,  President


DATED: July 28, 1999




















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